EXECUTION VERSION

Incremental Facility Amendment
by and among
Graphic Packaging International, LLC,
as Borrower,
THE GUARANTORS PARTY HERETO,
THE INCREMENTAL TERM A-2 LENDER PARTY HERETO
and
Bank of America, N.A.,
as Administrative Agent

Dated as of October 15, 2020

COBANK, ACB,
as the Incremental Term A-2 Facility Lead Arranger
$425,000,000 INCREMENTAL TERM FACILITY

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Incremental Facility Amendment
This Incremental Facility Amendment (this “Agreement”), dated as of October 15, 2020 (the “Incremental Term A-2 Facility Agreement Effective Date”), is made by and among GRAPHIC PACKAGING INTERNATIONAL, LLC, a Delaware limited liability company (the “Borrower”), the Guarantors signatory hereto, BANK OF AMERICA, N.A., a national banking association organized and existing under the laws of the United States (“Bank of America”), in its capacity as Administrative Agent under the Credit Agreement described below (in such capacity, the “Administrative Agent”) and COBANK, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as amended (“CoBank”), as sole lead arranger and bookrunner for the Incremental Term A-2 Facility referred to below (in such capacity, the “Incremental Term A-2 Lead Arranger”), and, as sole lender under the Incremental Term A-2 Facility (in such capacity, the “Incremental Term A-2 Lender”).
RECITALS:
A.    The Borrower, the other borrowers from time to time party thereto, the Administrative Agent, and the banks and other financial institutions from time to time party thereto have entered into that certain Third Amended and Restated Credit Agreement dated as of January 1, 2018 (as amended, supplemented or otherwise modified, the “Credit Agreement”; capitalized terms used in this Agreement not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement).
B.    The Borrower and the Guarantors have entered into that certain Third Amended and Restated Guarantee and Collateral Agreement dated as of January 1, 2018 (as in effect on the date hereof, the “Guarantee and Collateral Agreement”) (i) pursuant to which the Guarantors have guaranteed the payment and performance of the obligations of the Borrower and the other borrowers from time to time party thereto under the Credit Agreement and the other Loan Documents, and (ii) which secures the Obligations of the Loan Parties under the Credit Agreement and other Loan Documents.
C.    The Borrower has requested that CoBank, as Incremental Term A-2 Lead Arranger, arrange and, as Incremental Term A-2 Lender, provide a senior secured Farm Credit System incremental term loan facility (the “Incremental Term A-2 Facility”) in an aggregate principal amount of $425,000,000, to consist of a $425,000,000 Incremental Term A-2 Loan (the “Incremental Term A-2 Loan”). The Incremental Term A-2 Facility is to be documented as an incremental term loan tranche under the Credit Agreement pursuant to this Agreement, all as set forth herein.
D.    The Incremental Term A-2 Lender is willing to provide the Incremental Term A-2 Facility, on the terms and conditions contained in this Agreement and in subsection 2.6 of the Credit Agreement.
In furtherance of the foregoing, the parties agree as follows:

1.Amendment. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, the Credit Agreement is hereby amended as follows:
(a)Subsection 4.2(d) of the Credit Agreement is hereby amended by adding the following new sentence at the end of such subsection:
“Notwithstanding anything provided for in the immediately preceding sentence, any prepayment amount required to be applied from time to time to that certain Incremental Term A-2 Loan (as defined below) in accordance with the first sentence of this subsection 4.2(d) shall be applied to the principal installment payment of the Incremental Term A-2 Loan due at maturity. For purposes hereof, “Incremental Term A-2 Loan” shall have the meaning assigned thereto under that certain Incremental Facility Amendment dated as of October 15, 2020 by and among the Company, as borrower, the Guarantors signatory thereto, the Administrative Agent and COBANK, ACB, a federally chartered instrumentality under the Farm Credit Act of 1971, as amended (“CoBank”), as sole lead arranger and bookrunner, and, as sole lender.”
(b)Schedule 11.6(f) to the Credit Agreement is hereby amended and restated, to add any Voting Participants in respect of the Incremental Term A-2 Facility, and shall be deemed replaced in its entirety to read in the form attached hereto as Schedule 11.6(f).
The amendments to the Credit Agreement are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement are intended to be affected hereby.
2.Agreements related to Incremental Term A-2 Facility.

(a)Incremental Term A-2 Facility. Pursuant to subsection 2.6 of the Credit Agreement, the Incremental Term A-2 Facility is hereby established under the Credit Agreement on the terms set forth below.
(b)Principal Amount. The aggregate principal amount of the Incremental Term A-2 Lender’s commitment with respect to Incremental Term A-2 Loan is FOUR HUNDRED Twenty-Five MILLION DOLLARS ($425,000,000). The Borrower’s obligations with respect to the Incremental Term A-2 Loan shall constitute Obligations under the Credit Agreement, and the Incremental Term A-2 Loan will be secured, will be guaranteed and will rank pari passu in right of payment and security with the Loans outstanding as of the date hereof.
(c)Availability/Borrowing. The Incremental Term A-2 Loan shall be funded in a single drawing on a Business Day occurring on or before January 15, 2021 (the date on which such Incremental Term A-2 Loan is funded, the “Incremental Term A-2 Loan Funding Date”). The Borrower shall provide at least three (3) Business Day’s advance written notice of such drawing by providing to the Administrative Agent and the Incremental Term A-2 Lead Arranger a duly executed borrowing notice substantially consistent (where applicable) with Exhibit G (Loan Notice) to the Credit Agreement. The obligation of the Incremental Term A-2 Lender to honor such Request for Credit Extension is subject to the satisfaction or waiver of the conditions

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precedent set forth in subsections 6.2(a), (b) and (c) of the Credit Agreement and the conditions set forth in Section 4 of this Agreement. Once repaid, the Incremental Term A-2 Loan may not be reborrowed.
(d)Maturity Date; Repayment. The maturity date for the Incremental Term A-2 Loan shall be January 15, 2028 (the “Incremental Term A-2 Loan Maturity Date”). The Borrower shall repay in full the unpaid principal amount of the Incremental Term A-2 Loan on the Incremental Term A-2 Loan Maturity Date.
(e)Interest Rate. The Incremental Term A-2 Loan shall bear interest at a fixed rate equal to 2.67% per annum.
(f)Default Rate. If all or a portion of (i) the principal amount of the Incremental Term A-2 Loan, (ii) any interest payable thereon or (iii) any unused commitment fee or other amount payable under this Agreement shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum determined in accordance with Section 2(e) of this Agreement as of such date plus an additional margin of 2% per annum from the date of such non-payment until such amount is paid in full (as well after as before judgment). While any Event of Default specified in subsection 9(f) of the Credit Agreement exists, the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at an interest rate per annum determined in accordance with Section 2(e) of this Agreement as of such date plus an additional margin of 2% per annum to the fullest extent permitted by applicable Laws. In each case, such adjusted rate shall constitute a Default Rate under the Credit Agreement.
(g)Interest Payment Dates. Interest on the Incremental Term A-2 Loan shall be calculated as of the last day of each calendar quarter (for such calendar quarter) and shall be payable in arrears on the first Business Day of each January, April, July and October and the Incremental Term A-2 Loan Maturity Date, commencing with the first such date to occur after the Incremental Term A-2 Loan Funding Date, provided that the interest accruing pursuant to Section 2(f) of this Agreement shall be payable from time to time on demand. Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed.
(h)Prepayments; Funding Losses.
(i)The Borrower may any time and from time to time, upon notice to the Administrative Agent and the Incremental Term A-2 Lead Arranger pursuant to delivery to the Administrative Agent and the Incremental Term A-2 Lead Arranger of a duly executed notice of loan prepayment substantially consistent (where applicable) with Exhibit L (Notice of Loan Prepayment) to the Credit Agreement, prepay the Incremental Term A-2 Loan made to it, in whole or in part, provided, that all such voluntary prepayments shall be accompanied by the Funding Losses Make Whole (as hereinafter defined) determined for the prepayment date with respect to such principal amount, provided, further, that such notice must be received by the Administrative Agent and the Incremental Term A-2 Lead Arranger three (3) Business Days prior to the date fixed for such prepayment. Each such notice shall specify the date and amount of prepayment and

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the interest to be paid on the prepayment date with respect to such principal amount being prepaid. Upon the receipt of any such notice the Incremental Term A-2 Lead Arranger shall promptly notify the Incremental Term A-2 Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with the Funding Losses Make Whole (as hereinafter defined) determined for the prepayment date with respect to such principal amount and accrued interest to such date on the amount prepaid. Notwithstanding the foregoing, the Borrower may rescind or postpone any notice of prepayment under this clause (h)(i) if such prepayment would have resulted from a refinancing of the Incremental Term A-2 Loan, which refinancing shall not have been consummated or shall have otherwise been delayed. Partial prepayments pursuant to this clause (h) shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.
(ii)In connection with any mandatory prepayment under subsection 4.2(b) of the Credit Agreement and in accordance with subsection 4.2(c) of the Credit Agreement, the Borrower shall ensure (whether through an additional optional prepayment or otherwise) that the Incremental Term A-2 Loan is prepaid on a ratable basis with the outstanding Term A Loans pursuant to subsection 4.2(d) of the Credit Agreement; it being understood that the amount of the prepayment required by subsection 4.2(b) to be applied to the Incremental Term A-2 Loan shall be reduced by the portion of Net Cash Proceeds required to make corresponding mandatory prepayments of the Partnership Transaction Assumed Indebtedness, any Term A Loans, any pari passu Incremental Term Loans and any other pari passu Indebtedness incurred pursuant to subsection 8.2(e)(ii) or (e)(iii) of the Credit Agreement then outstanding that requires such corresponding mandatory prepayment; provided that (x) such prepayment of the Incremental Term A-2 Loan shall be applied to the principal installment payment of the Incremental Term A-2 Loan due at maturity and (y) any such mandatory prepayment shall be subject to subsection 4.2(g) of the Credit Agreement. Notwithstanding anything to the contrary in this Agreement or in the Credit Agreement, a Funding Losses Make Whole shall apply to any mandatory prepayment of any portion of the Incremental Term A-2 Loan pursuant to subsection 4.2(b) of the Credit Agreement and to any payment of any portion of the Incremental Term A-2 Loan following an acceleration of the Loans pursuant to Section 9 of the Credit Agreement.
(iii)In the event that the Borrower fails to borrow the full amount of the Incremental Term A-2 Loan on or before January 15, 2021, the Borrower shall promptly compensate the Incremental Term A-2 Lender for and hold such Incremental Term A-2 Lender harmless from any loss (excluding for the avoidance of doubt, any loss of anticipated profits), cost or expense incurred by it as a result of such failure by the Borrower to borrow the Incremental Term A-2 Loan, including any loss (excluding for the avoidance of doubt, any loss of anticipated profits) or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained, including any customary administrative fees charged by the Incremental Term A-2 Lender in connection with the foregoing.

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For purposes hereof, the following term shall have the corresponding meaning set forth below:
“Funding Losses Make Whole” means, with respect to any prepayment (or repayment) of any portion of the Incremental Term A-2 Loan to which a Funding Losses Make Whole applies, an amount equal to the present value of any funding losses imputed by the Incremental Term A-2 Lender to have been incurred as a result of such prepayment (or repayment), as reasonably calculated by the Incremental Term A-2 Lender pursuant to its standard methodology, which methodology is outlined on Annex I hereto.
(i)Use of Proceeds. The proceeds of the Incremental Term A-2 Loan shall be used by the Borrower to refinance previous investments that allow its pulp and paper mills to generate power from renewable energy sources (namely, energy conversion systems fueled by biomass) and use the renewable power for their operations (collectively, the “Renewable Energy Investments”) (or financings thereof or indebtedness incurred in connection therewith) or to finance new Renewable Energy Investments.
(j)Unused Commitment Fee. In consideration of the Incremental Term A-2 Facility, the Borrower agrees to pay to the Incremental Term A-2 Lender, subject to adjustment as provided in subsection 4.6(e) of the Credit Agreement, an unused commitment fee, in Dollars, for the period from and including the Incremental Term A-2 Loan Agreement Effective Date to, and payable in arrears on, the earlier of the Incremental Term A-2 Loan Funding Date and January 15, 2021, in an amount equal to 0.25% per annum on the average daily undrawn amount of the Incremental Term A-2 Facility.
(k)CoBank Capital Plan. Each party hereto acknowledges that CoBank’s Bylaws and Capital Plan (as each may be amended from time to time) shall govern (i) the rights and obligations of the parties with respect to the CoBank Equities (as hereinafter defined) and any patronage refunds or other distributions made on account thereof or on account of the Borrower’s patronage with CoBank, (ii) the Borrower’s eligibility for patronage distributions from CoBank (in the form of CoBank Equities and cash) and (iii) patronage distributions, if any, in the event of a sale of a participation interest.
(l)CoBank Equity. Until the Incremental Term A-2 Loan Funding Date, the Borrower will maintain its status as an entity eligible to borrow from CoBank. So long as CoBank is the Incremental Term A-2 Lender hereunder, the Borrower will acquire equity in CoBank in such amounts and at such times as CoBank may require in accordance with CoBank’s Bylaws and Capital Plan (as each may be amended from time to time), except that the maximum amount of equity that the Borrower may be required to purchase in CoBank in connection with the Incremental Term A-2 Loan made by CoBank may not exceed the maximum amount permitted by the Bylaws and the Capital Plan at the time this Agreement is entered into. The Borrower acknowledges receipt of a copy of (i) CoBank’s most recent annual report, and if more recent, CoBank’s latest quarterly report, (ii) CoBank’s Notice to Prospective Stockholders and (iii) CoBank’s Bylaws and Capital Plan, which describe the nature of all of the Borrower’s cash patronage, stock and other equities in CoBank acquired in connection with its patronage loan

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from CoBank (the “CoBank Equities”) as well as capitalization requirements, and agrees to be bound by the terms thereof.
(m)Incremental Facility Amendment. The parties hereto agree and acknowledge that for all purposes (i) this Agreement shall be considered an “Incremental Facility Amendment”, (ii) the Incremental Term A-2 Facility provided herein shall be considered an “Incremental Term Facility”, (iii) the Incremental Term A-2 Lender shall be considered an “Incremental Term Lender”, (iv) the borrowing to be made hereunder shall be considered an “Incremental Term Borrowing”, (v) the commitment of the Incremental Term A-2 Lender hereunder to make the Incremental Term A-2 Loan pursuant to the terms hereof shall be considered an “Incremental Term Commitment” and (vi) each Loan made pursuant to this Section 2 shall be considered an “Incremental Term Loan”, in each case as such terms are defined in and used in the Credit Agreement. Furthermore, (x) the parties hereto agree and acknowledge that for all purposes, (i) the Obligations in respect of the Incremental Term A-2 Loan as provided herein shall be considered “Credit Agreement Obligations” and (ii) the Incremental Term A-2 Facility as provided herein shall be considered one of the “Credit Facilities”, in each case as such terms are defined in that certain Pari Passu Intercreditor Agreement, dated as of January 1, 2018, among Intermediate Holding, the Company, the other Grantors party thereto from time to time, Bank of America, as collateral agent for the Credit Agreement Secured Parties, Bank of America, as collateral agent for the Term Loan Agreement Secured Parties, and each Additional Agent from time to time party thereto, and (y) the parties hereto agree and acknowledge that for all purposes the Incremental Term A-2 Facility as provided herein constitutes a “Credit Facility” under and as defined in the Indentures (as defined in the Credit Agreement).
(n)Promissory Note. The Borrower agrees that, in order to evidence the Incremental Term A-2 Lender’s Incremental Term A-2 Loan, the Borrower will execute and deliver to the Incremental Term A-2 Lender a promissory note in form and substance as reasonably requested by the Incremental Term A-2 Lead Arranger, with appropriate insertions as to payee, date and principal amount, payable to the Incremental Term A-2 Lender and in a principal amount equal to the unpaid principal amount of the Incremental Term A-2 Loan made by the Incremental Term A-2 Lender to the Borrower.
3.Effectiveness of Agreement and Commitments. This Agreement and the Commitments herein provided shall become effective upon the receipt by the Administrative Agent and the Incremental Term A-2 Lead Arranger of each of the following:
i.Documents. The Administrative Agent and the Incremental Term A-2 Lead Arranger shall have received (i) counterparts of this Agreement, duly executed by the Borrower, the Administrative Agent, each Guarantor and the Incremental Term A-2 Lender; (ii) a promissory note in form and substance as reasonably requested by the Incremental Term A-2 Lead Arranger executed by the Borrower in favor of the Incremental Term A-2 Lender; and (iii) a certificate, dated the Incremental Term A-2 Facility Agreement Effective Date and signed by a Responsible Officer of the Borrower, certifying that, before and after giving effect to the Incremental Term A-2 Facility, (x) the Loan Parties are in compliance with the conditions set forth in subsections 6.2(a) and (b) of the Credit Agreement, it being understood that all references to “the date of

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such Borrowing” in such subsection 6.2 of the Credit Agreement shall be deemed to refer to the Incremental Term A-2 Facility Agreement Effective Date and (y) the Borrower shall be in Pro Forma Compliance.
ii.Legal Opinions. The Administrative Agent and the Incremental Term A-2 Lead Arranger shall have received the following executed legal opinions (each in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-2 Lead Arranger):
1.the executed legal opinion of Alston & Bird LLP, special New York counsel to each of Intermediate Holding, the Borrower and the other Loan Parties;
2.the executed legal opinion of Lauren S. Tashma, counsel to each of Intermediate Holding, the Borrower and certain other Loan Parties; and
3.the executed legal opinions of special counsel to the Loan Parties in each jurisdiction where a Guarantor is organized that is not included above.
iii.Flood Insurance. The Administrative Agent and the Incremental Term A-2 Lead Arranger shall have received, with respect to each Mortgaged Property, a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto) and evidence of flood insurance satisfying the requirements set forth in subsection 7.5 of the Credit Agreement and other flood-related documentation as required by Law and as reasonably required by the Administrative Agent (but in no event shall the Administrative Agent require something less than the requirements of the Flood Insurance Laws).
iv.Corporate Proceedings of the Borrower and the Guarantors. The Administrative Agent and the Incremental Term A-2 Lead Arranger shall have received a copy of the resolutions, in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-2 Lead Arranger, of the board of directors or comparable body of the Borrower and each Guarantor authorizing (i) the execution, delivery and performance of this Agreement, the promissory note and the other Loan Documents to be executed by such Loan Party in connection with this Agreement, and (ii) the use of the Credit Extensions to the Borrower to occur on the Incremental Term A-2 Loan Funding Date, in each case certified by the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as of the Incremental Term A-2 Facility Agreement Effective Date, which certificate shall be in form and substance reasonably satisfactory to the Administrative Agent and the Incremental Term A-2 Lead Arranger and shall state that the resolutions thereby certified have not been amended, modified (except as any later such resolution may modify any earlier such resolution), revoked or rescinded and are in full force and effect.
v.Governing Documents. The Administrative Agent and the Incremental Term A-2 Lead Arranger shall have received (i) copies of the certificate or articles of incorporation and by-laws of the Borrower and each Guarantor, certified as of the Incremental Term A-2 Facility Agreement Effective Date as complete and correct copies thereof by the Secretary or an

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Assistant Secretary (or other individual providing similar duties) of such Loan Party or (ii) certifications of the Secretary or an Assistant Secretary (or other individual providing similar duties) of such Loan Party as to the absence of any amendment or change to such governing documents since the Effective Date.
vi.KYC Information. The Incremental Term A-2 Loan Lender and the Incremental Term A-2 Loan Lead Arranger shall have received, at least five (5) Business Days prior to the Incremental Term A-2 Facility Agreement Effective Date (or such shorter time as agreed by the Incremental Term A-2 Lead Arranger), all documentation and other information requested by the Incremental Term A-2 Lender in writing at least five (5) Business Days prior to such date and required by regulatory authorities under applicable “Know Your Customer” and antimony laundering rules and regulations, including, without limitation, the USA PATRIOT Act and beneficial ownership regulations.
vii.Minimum Equity Investment. The Incremental Term A-2 Lead Arranger shall have received evidence that the Borrower has made a minimum equity investment of $1,000 in CoBank.
viii.Fees and Expenses. All of the fees and expenses payable on the Incremental Term A-2 Facility Agreement Effective Date shall have been paid in full (without prejudice to final settling of accounts for such fees and expenses).
4.Post-Closing Covenant. Within 60 days of the Incremental Term A-2 Facility Agreement Effective Date (or such additional period of time as agreed by the Administrative Agent in its sole discretion) but in no event later than the Incremental Term A-2 Loan Funding Date, the Borrower shall cause to be executed by a Responsible Officer of the Loan Party signatory thereto, delivered and recorded/filed in the appropriate recording offices an amendment to the Mortgage (or an amended and restated Mortgage, as applicable), to the extent necessary to cause the Incremental Term A-2 Facility to be included as part of the secured obligations, encumbering each of the Mortgaged Properties described below, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

Property No.	Property Location	County or Parish	Name of Party Granting Mortgage
1	1600 Barranca Parkway, Irvine, California	Orange County	Graphic Packaging International, LLC
2	100 Riverwood International Way, Macon, Georgia	Bibb County and Twiggs County	Graphic Packaging International, LLC
3	1000 Jonesboro Road, West Monroe, Louisiana	Ouachita Parish	Graphic Packaging International, LLC
4	1421 N. Pitcher Street, Kalamazoo, Michigan	Kalamazoo County	Graphic Packaging International, LLC
5	1500 N. Pitcher Street, Kalamazoo, Michigan	Kalamazoo County	Graphic Packaging International, LLC
6	4278 Mike Padgett Hwy, Augusta, Georgia	Richmond County	Graphic Packaging International, LLC
7	10146 FM 3129, Queen City, Texas	Cass County	Graphic Packaging International, LLC

together with evidence of the payment of any applicable recording, mortgage or intangibles tax arising in connection with the amendments to the Mortgages or amended and restated Mortgages described above.

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5.Consent of the Guarantors. Each Guarantor hereby consents, acknowledges and agrees to the amendments, agreements and acknowledgements set forth herein and hereby confirms and ratifies in all respects the Guarantee and Collateral Agreement (including without limitation the continuation of such Guarantor’s payment and performance obligations thereunder upon and after the effectiveness of this Agreement and the amendments, agreements and acknowledgements contemplated hereby, including without limitation, such Guarantor’s payment and performance obligations with respect to the Incremental Term A-2 Loan made pursuant to the Incremental Term A-2 Facility) and the enforceability of the Guarantee and Collateral Agreement against such Guarantor in accordance with its terms. Notwithstanding the foregoing, the parties hereto acknowledge and agree that any Liens granted under any Security Documents on any property also granted to or held by the Administrative Agent under any Loan Document shall be released on any Collateral Release Date as provided in the Credit Agreement.
6.Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, each Loan Party represents and warrants to the Administrative Agent and the Lenders as follows:
ix.Each of the representations and warranties made by any Loan Party pursuant to the Credit Agreement or any other Loan Document (or in any amendment, modification or supplement thereto) to which it is a party, and each of the representations and warranties contained in any certificate furnished at any time by or on behalf of any Loan Party pursuant to the Credit Agreement or any other Loan Document, shall (except to the extent that they relate to a particular date, in which case they shall remain true and correct as of such particular date) be true and correct in all material respects (or in all respects if otherwise already qualified by materiality or Material Adverse Effect) on and as of the date hereof as if made on and as of the date hereof, provided that for purposes of this Section 6(a), the representations and warranties contained in subsection 5.1 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to subsection 7.1(a) and (b) of the Credit Agreement, respectively.
x.The Persons appearing as Subsidiary Guarantors on the signature pages to this Agreement constitute all Persons who are required to be Subsidiary Guarantors pursuant to the terms of the Credit Agreement and the other Loan Documents, including without limitation all Persons who became Subsidiaries or were otherwise required to become Subsidiary Guarantors after the Effective Date, and each of such Persons has become and remains a party to the Guarantee and Collateral Agreement as a “Guarantor”.
xi.This Agreement has been duly authorized, executed and delivered by Intermediate Holding, the Borrower and the Subsidiary Guarantors and constitutes a legal, valid and binding obligation of such parties, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally.
xii.No Default or Event of Default has occurred and is continuing.
7.Entire Agreement. This Agreement, together with all the Loan Documents, the mandate letter dated as of September 18, 2020, between the Borrower and CoBank and fee letters

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executed in connection with this Agreement (collectively, the “Relevant Documents”), sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to the other in relation to the subject matter hereof or thereof. None of the terms or conditions of this Agreement may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with subsection 11.1 of the Credit Agreement.
8.Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall be and remain in full force and effect according to their respective terms.
9.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic delivery (including by .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
10.Governing Law. This Agreement shall in all respects be governed by, and construed and interpreted in accordance with, the laws of the State of New York, and shall be further subject to the provisions of subsection 11.15 of the Credit Agreement.
11.Enforceability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable as to one or more of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.
12.References. All references in any of the Loan Documents to the “Credit Agreement” shall mean the Credit Agreement, as modified hereby and as further amended, supplemented or otherwise modified from time to time, and this Agreement shall constitute a Loan Document.
13.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Guarantors, the Administrative Agent, the Incremental Term A-2 Lender and each of their respective successors, legal representatives, and assignees to the extent such assignees are permitted assignees as provided in subsection 11.6 of the Credit Agreement.
[Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.
BORROWER:

GRAPHIC PACKAGING INTERNATIONAL, LLC
By:    /s/Stephen R. Scherger
Name: Stephen R. Scherger
Title: EVP and Chief Financial Officer
GUARANTORS:

Graphic Packaging International Partners, LLC
By:     /s/Stephen R. Scherger
Name: Stephen R. Scherger
Title: EVP and Chief Financial Officer
        FIELD CONTAINER QUERETARO (USA), L.L.C.
By:     /s/Stephen R. Scherger
Name: Stephen R. Scherger
Title: EVP and Chief Financial Officer

Graphic Packaging International, LLC
Incremental Facility Amendment
Signature Page

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., as Administrative Agent

By:    /s/Ronaldo Naval
Name: Ronaldo Naval
Title: Vice President
Graphic Packaging International, LLC
Incremental Facility Amendment
Signature Page

INCREMENTAL TERM A-2 LEAD ARRANGER AND INCREMENTAL TERM A-2 LENDER:

CoBank, ACB,

By:    /s/Robert Prickett
Name: Robert Prickett
Title: Vice President

Graphic Packaging International, LLC
Incremental Facility Amendment
Signature Page

SCHEDULE 11.6(f)

Voting Participants

[See attached]

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EXECUTION VERSION
Annex I

Funding Losses Make Whole Methodology

To determine such Funding Losses Make Whole with respect to the Incremental Term A-2 Loan, the Incremental Term A-2 Lead Arranger will:
(A)    Determine the difference between: (1) the rate estimated by the Incremental Term A-2 Lender on the date the rate was fixed to be its cost to fund the loan on that day in the manner set forth in the Incremental Term A-2 Lender’s then current methodology; minus (2) the rate estimated by the Incremental Term A-2 Lender on the date the surcharge is calculated to be the Incremental Term A-2 Lender’s cost, less dealer concessions and other issuance costs, to fund a new fixed rate loan in accordance with the Incremental Term A-2 Lender’s then current methodology having the same fixed rate period and repayment characteristics as the balance being repaid. If such difference is negative, then no surcharge shall be due under this provision. If such difference is positive, continue the calculation.

(B)    Divide the result determined in (A) above by the number of times interest is payable during the year (which in the case of the Incremental Term A-2 Loan is equal to four (4)).

    (C)    For each interest period (or portion thereof) during which interest was scheduled to accrue at the fixed rate, multiply the amount determined in (B) above by the principal balance scheduled to have been outstanding during such period (such that there is a calculation for each interest period during which the amount repaid was scheduled to have been outstanding at the fixed rate).

    (D)    Determine the present value of each calculation made under (C) above based upon the scheduled time that interest on the amount repaid would have been payable and a discount rate equal to the rate set forth in (A)(2) above.

    (E)    Add all of the calculations made under (D) above. The result shall be the Funding Losses Make Whole.

Nothing contained in this methodology description shall prevent the Incremental Term A-2 Lender from funding its portion of the Incremental Term A-2 Loan in any manner as the Incremental Term A-2 Lender may, in its sole discretion, elect, and the surcharges provided for in this methodology shall not be increased or decreased based on the actual methods chosen by the Incremental Term A-2 Lender to fund or hedge the loan being repaid. For the avoidance of doubt, the Funding Losses Make Whole shall exclude from its calculation any loss of anticipated profits, spread or margin as a result of any event giving rise to a Funding Losses Make Whole.
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Graphic Packaging International, LLC
Incremental Facility Amendment
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